                                                                    Exhibit 99.1
                         Audited Financial Statements


                                  CAT Limited


                          December 31, 1997 and 1996

                      [LOGO OF ERNST & YOUNG LETTERHEAD]




                        REPORT OF INDEPENDENT AUDITORS



TO THE SHAREHOLDERS OF CAT LIMITED



We have audited the accompanying balance sheets of CAT Limited as of December 31, 1997 and 1996 and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the company at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


                                                               /s/ Ernst & Young

Hamilton, Bermuda
January 20, 1998

                                  CAT LIMITED
                           (Incorporated in Bermuda)

                                BALANCE SHEETS

                          DECEMBER 31, 1997 AND 1996
 (expressed in thousands of United States dollars except share and per share amounts)

                                                                    1997        1996
                                                                    ----        ----
                                     ASSETS

Fixed maturity securities at fair value (amortized cost $398,442 and $365,045 at December 31, 1997 and 1996,
  respectively) (Note 3)                                          $399,540     $363,865
Investment in insurance linked securities (Note 3)                  19,406         -
Short term investments (Note 3)                                     33,831       17,437
Equity securities at fair value (Note 3)                            28,009       10,165
                                                                  --------     --------
Total investments                                                  480,786      391,467

Cash and cash equivalents                                           35,133       73,393
Investment in Enterprise (Note 7)                                   72,597         -
Premiums receivable                                                 17,133       21,114
Prepaid reinsurance premium (Note 5)                                 1,571         -
Accrued interest                                                     6,337        4,200
Other assets (Note 7)                                                1,777        4,612
Deferred policy acquisition costs                                    2,354        2,446
Net fixed assets                                                       443          186
                                                                  --------     --------
Total Assets                                                      $618,131     $497,418
                                                                  ========     ========

                                    LIABILITIES

Contract liabilities and accruals:
 Reserve for losses, loss expenses and experience
   refunds (Note 4)                                               $ 36,862     $ 42,121
 Unearned premium                                                   24,411       25,420
 Reinsurance balances payable (Note 5)                               1,469         -
Accrued expenses (Note 6)                                            8,776        6,853
Liability for call options                                           6,173         -
                                                                  --------     --------
Total Liabilities                                                   77,691       74,394
                                                                  --------     --------
Commitments and Contingencies (Note 8)

                                SHAREHOLDERS' EQUITY
                               (Notes 6, 9, 10 and 12)

Voting common stock, $1.00 par value 4,620,000 shares
 authorized; 2,694,497 shares issued and outstanding                 2,695        2,695
Additional paid in capital                                         251,995      251,995
Net unrealized gains (losses) on investments                        18,728       (1,015)
Retained earnings                                                  267,022      169,349
                                                                  --------     --------
Total Shareholders' Equity                                         540,440      423,024
                                                                  --------     --------

Total Liabilities and Shareholders' Equity                        $618,131     $497,418
                                                                  ========     ========

                       See notes to financial statements

                                  CAT LIMITED

                             STATEMENTS OF INCOME

                          DECEMBER 31, 1997 AND 1996
    (expressed in thousands of United States dollars except per share data)


                                                  1997         1996
                                                --------     --------
Premiums written (Note 6)                       $147,152     $136,186
Premiums ceded (Note 5)                          (11,270)        (357)
                                                --------     --------
Net premiums written                             135,882      135,829
Decrease (increase) in unearned premiums           2,579        5,309
                                                --------     --------
Premiums earned                                  138,461      141,138

Net investment income (Note 3)                    23,207       25,056
Realized (losses) gains on sales of
 investments (Note 3)                               (242)         157
                                                --------     --------
Total revenue                                    161,426      166,351
Losses, loss expenses and experience refunds
 (Notes 4 and 6)                                  25,627       56,731
Policy acquisition costs                          13,873       13,641
Administration                                    10,983        7,508
Consulting and technology services
 (Note 8)                                          5,193        3,599
                                                --------     --------
Total expenses                                    55,676       81,479
                                                --------     --------
Net income                                      $105,750     $ 84,872
                                                ========     ========

                       See notes to financial statements

                                  CAT LIMITED

                           STATEMENTS OF CASH FLOWS

                    YEARS ENDED DECEMBER 31, 1997 AND 1996
               (expressed in thousands of United States dollars)


                                                           1997         1996
                                                           ----         ----
Cash Flows from Operating Activities:
  Net income                                            $105,750     $ 84,872
  Adjustments to reconcile net income to cash
  provided by operating activities:
     Realized losses (gains) on sales of
        investments                                          242         (157)
     Amortization of premium on debt securities              834        1,002
     Depreciation                                            122          229
     Premiums receivable                                   3,981        8,921
     Other assets                                            790       (3,451)
     Prepaid reinsurance premium                          (1,571)         -
     Unearned premium                                     (1,009)      (5,309)
     Reserve for losses, loss expenses and
        experience refunds                                (5,259)       8,490
     Reinsurance balances payable                          1,469          (31)
     Other liabilities                                     1,923        1,874
                                                        --------     --------
  Net cash provided by operating activities              107,272       96,440
                                                        --------     --------
Cash Flows from Investing Activities:
  Proceeds from sales and paydowns
     on fixed maturity securities                        677,191      329,732
  Purchases of fixed maturity securities                (711,481)    (443,589)
  Net sales (purchases) of short-term investments        (16,551)      (7,439)
  Purchase of equity securities                          (15,004)     (10,000)
  Purchase of investment in Enterprise                   (60,000)         -
  Purchase of insurance linked securities                (19,308)         -
                                                        --------     --------
                                                        (145,153)    (131,296)
  Fixed asset purchases                                     (379)          (8)
                                                        --------     --------
  Net cash used in investing activities:                (145,532)    (131,304)
                                                        --------     --------
Cash flows from Financing Activities:
  Proceeds from borrowings                               100,000          -
  Repayment of borrowings                               (100,000)         -
  Decrease in due to shareholder (Note 6)                    -        (31,869)
                                                        --------     --------
  Net cash used in financing activities                      -        (31,869)
                                                        --------     --------
Net decrease in cash and cash equivalents                (38,260)     (66,733)

Cash and cash equivalents, beginning of year              73,393     (140,126)
                                                        --------     --------
Cash and cash equivalents, end of year                   $35,133     ($73,393)
                                                        ========     ========

                       See notes to financial statements

                                  CAT LIMITED

                      STATEMENTS OF SHAREHOLDERS' EQUITY

                    YEARS ENDED DECEMBER 31, 1997 AND 1996
    (expressed in thousands of United States dollars except share amounts)


                                                              Unrealized
                                              Additional        Gains                         Total
                                   Common      Paid In       (Losses) on       Retained    Shareholders'
                                   Stock       Capital       Investments       Earnings       Equity
                                   ------     ----------     -----------       --------    -------------
Balance, December 31, 1995         $2,695       $251,995         $ 1,429       $ 84,477         $340,596

Net income                              -              -               -         84,872           84,872
Change in unrealized gains
 (losses) on investments                -              -          (2,444)             -           (2,444)
                                   ------     ----------     -----------       --------    -------------
Balance, December 31, 1996          2,695        251,995          (1,015)       169,349          423,024

Net income                              -              -               -        105,750          105,750
Change in unrealized gains
 (losses) on investments                -              -          19,743              -           19,743
Dividends issued (Note 7)               -              -               -         (8,077)          (8,077)
                                   ------     ----------     -----------       --------    -------------
Balance, December 31, 1997         $2,695       $251,995         $18,728       $267,022         $540,440
                                   ======     ==========     ===========       ========    =============


                       See notes to financial statements

                                  CAT LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)


1.   Operations

     CAT Limited (the "Company") specializes in writing property catastrophe reinsurance around the world. Approximately two-thirds of this business is accepted from the United States with the remainder distributed throughout the rest of the world, principally Canada, Australia and Europe.

     The Company was incorporated in Bermuda on May 21, 1993 as Centre Cat Limited.

     The Company is planning an initial public offering of its Common Shares and in that regard in December 1997 submitted a draft registration statement to the U.S. Securities and Exchange Commission.

2.   Significant accounting policies

     The financial statements of the Company have been prepared on the basis of accounting principles generally accepted in the United States ("U.S. GAAP"). Significant accounting policies are summarized as follows:

     (a)  Investments

          Investments, which include fixed maturity securities, short-term investments, equity securities, interest rate swaps and insurance linked securities, are carried at fair value. Insurance linked securities are contracts that contain insurance risk and include fixed maturity instruments ("catastrophe bonds"), and options and swaps. Realized gains or losses on the sale or maturity of investments are determined by specific identification and are included in earnings.

          Fixed maturity securities, short-term investments, equity securities and catastrophe bonds are considered available for sale. The fair value is determined from published market prices or independent valuations. The amortized cost of fixed maturity securities and catastrophe bonds includes the amortization and accretion of premiums and discounts and factors prepayment rates when applicable. Unrealized gains or losses are recognized as a separate component of shareholders' equity.

          The Company participates in interest rate swap agreements to modify the interest rate characteristics of its investment portfolio and hedge designated debt securities. The interest rate differential, to be paid or received as interest rates change, is accrued and recognized as an adjustment to interest income associated with the corresponding designated securities. The related amount payable to or receivable from counterparties is included in accrued interest. Changes in the fair market value of these swap agreements are included in a separate component of shareholders' equity. Gains and losses on terminations of interest-rate swap agreements are deferred and recognized as an adjustment to the amortized cost of the specified debt securities. In the event of the early maturity or sale of a designated investment security, the portion of the unrealized gain or loss on the swap allocated to the disposed debt security is realized.

                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)


2.   Significant accounting policies, cont'd.

          Insurance linked options and swaps include contracts that are valued based on certain meteorological or seismological conditions at defined locations, and contracts that contain insurance risk. Income or loss on these contracts is included in earnings and is derived from the net amounts received or paid, gains and losses on terminations (of swap agreements) and the difference between the fair value and the cost (of swap agreements). The fair value of all contracts is based on an option valuation model due to the lack of a ready market. Changes in fair value are recognized in earnings.

     (b)  Cash and Cash Equivalents

          Cash and cash equivalents are defined as cash and certain highly liquid investments with a maturity date of three months or less from the date of purchase.

     (c)  Premiums

          Premiums written include all one-year contracts plus the annualized value of multiple-year contracts. Reinsurance premiums are recognized, net of any applicable retrocessional coverage, as revenue evenly over the terms of the particular contracts.

     (d)  Policy Acquisition Costs

          Policy acquisition costs such as brokerage and certain other underwriting expenses vary with and are directly related to the production of business. Such costs are deferred to the extent recoverable from future earned premium and anticipated investment income, and amortized evenly over the terms of the particular contracts.

     (e)  Losses, Loss Expenses and Experience Refunds

          The reserve for losses, loss expenses and experience refunds represents estimates of the ultimate cost of all losses and experience refunds incurred but not paid through December 31 of each year.

          The loss estimates include reserves based on reports from ceding companies and additional case reserves as determined by management. Inherent in the estimates of ultimate losses are expected trends in claim severity and other factors that could vary as claims are settled. Accordingly, ultimate losses could differ from the amounts recorded in the financial statements. As adjustments become necessary, such adjustments are reflected in current operations.

          The reserve for experience refunds represents estimates of the total liability incurred under profit commission provisions of various contracts. These estimates are continually reviewed and, as adjustments become necessary, such adjustments are reflected in current operations. Since the reserve is based on estimates, the ultimate settlement of experience refunds may vary from the amount provided.

          The Company recognizes an asset or liability to the extent that there is an obligation to receive or pay cash or other consideration due to experience under the contracts.

                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)


2.   Significant accounting policies, cont'd.

     (f)  Depreciation

          Depreciation is provided on property and equipment over the expected useful lives of the assets on a straight-line basis.

     (g)  Foreign Currencies

          Foreign currency monetary assets and liabilities are translated into U.S. Dollars at rates prevailing on balance sheet dates. Revenue and expenses are translated at the rates prevailing on the date of the transactions. Gains or losses arising from foreign currency transactions are credited or charged to income. The Company's functional currency is the U.S. dollar.

     (h)  Stock Options and Equity Award Agreements

          The Company continues to follow Accounting Principles Board Opinion No. 25 ("APB 25") and related interpretations in accounting for its stock options and equity award agreements payable in stock, and disclosures have been made in accordance with Financial Accounting Standard Statement No. 123 ("FAS 123") to the extent applicable.

          No compensation expense was recognized at the time equity awards were issued (except for an accrual for cash paid or given up to purchase the awards), since there was no intrinsic value inherent in the awards at the time. No compensation expense has been recorded for appreciation of the awards to become exercisable or settled (a change of control, liquidation, or in certain cases, an initial public offering of Company Shares) have not been satisfied.

     (i)  Use of Estimates

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Management believes that any such differences will not be significant.

     (j)  Pending Accounting Standard

          The Financial Accounting Standard Board has recently issued Statement of Financial Accounting Standard No. 130 ("FAS 130"), Reporting Comprehensive Income. FAS 130 is effective for periods beginning after December 15, 1997. The Company is currently considering the effects of this statement on the Company's financial statement presentation and disclosures.

                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)


3.   Investments
     -----------

     Total fixed maturities and certain equity securities are managed by Miller, Anderson & Sherrerd, LLC ("MAS") and Zurich Investment Management, Inc. (formerly Centre Investment Services, Inc.) ("CIS"), pursuant to investment management agreements. MAS and CIS are affiliates of certain shareholders.

     The following is a summary of investments available for sale as at December 31:

                                         Cost or      Gross         Gross      Estimated
                                        Amortized   Unrealized    Unrealized      Fair
                                          Cost        Gains         Losses       Value
                                        ---------   ----------    ----------   ---------
      1997
      ----
     U.S. Treasury securities and
       obligations of U.S.
       government agencies              $ 143,322   $      520    $      123   $ 143,719
     Mortgage backed securities           113,267        1,240           285     114,222
     Asset backed securities              117,202          396           165     117,433
     Corporate obligations                 58,479          833         1,315      57,997
                                        ---------   ----------    ----------   ---------
     Total fixed maturities and
       short-term investments             432,270        2,989         1,888     433,371
     Catastrophe bonds                     20,148          121           -        20,269
     Equity securities                     25,003        3,006           -        28,009
                                        ---------   ----------    ----------   ---------
     Total investments available for
       sale                             $ 477,421   $    6,116    $    1,888   $ 481,649
                                        =========   ==========    ==========   =========

     Insurance linked securities include the catastrophe bonds of $20,269,000 together with heating index options with a fair value of $(863,000).

                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)


3.   Investments available for sale, cont'd.
     ---------------------------------------

                                         Cost or      Gross         Gross      Estimated
                                        Amortized   Unrealized    Unrealized      Fair
                                          Cost        Gains         Losses       Value
                                        ---------   ----------    ----------   ---------
     1996
     ----
     U.S. Treasury securities and
       obligations of U.S.
       government agencies              $ 106,756   $       85    $      399   $ 106,442
     Mortgage backed securities           136,777          375         1,668     135,484
     Asset backed securities              101,973          504           239     102,238
     Corporate obligations                 36,976          224            62      37,138
                                        ---------   ----------    ----------   ---------
     Total fixed maturities and
       short-term investments             382,482        1,188         2,368     381,302
     Equity securities                     10,000          165           -        10,165
                                        ---------   ----------    ----------   ---------
     Total investments available
       for sale                         $ 392,482   $    1,353    $    2,368   $ 391,467
                                        =========   ==========    ==========   =========

     The amortized cost and estimated fair value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities in cases where the issuers of the securities have the right to prepay obligations without prepayment penalties.


                                                        Cost or       Estimated
                                                       Amortized         Fair
                                                          Cost          Value
                                                       ---------      ---------
     Due in one year or less                           $  49,989      $  50,020
     Due after one year through five years               122,386        122,591
     Due after five years through ten years               19,134         18,664
     Due after ten years                                  10,292         10,441
     Mortgage and asset backed securities                230,469        231,655
                                                       ---------      ---------
     Total fixed maturities and
       short-term investments                            432,270        433,371
     Catastrophe bonds due in one year or less            14,148         14,215
     Catastrophe bonds due after five years
       through ten years                                   6,000          6,054
                                                       ---------      ---------

                                                       $ 452,418      $ 453,640
                                                       =========      =========

                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
      (amounts in tables expressed in thousands of United States dollars except share and per share amounts)

3.   Investments available for sale, cont'd.

     Net investment income is comprised of the following:

                                                          Years ended
                                                          December 31,
                                                      -------------------
                                                       1997        1996
                                                      -------------------
     Fixed maturities and short-term investments      $23,459     $19,658
     Equity securities                                     --          --
     Cash and cash equivalents                          3,887       6,112
     Catastrophe bonds                                    339          --
     Other                                             (2,529)        210
                                                      -------     -------
                                                       25,156      25,980
     Investment expenses                                 (748)       (724)
     Foreign exchange                                  (1,201)       (200)
                                                      -------     -------
     Net investment income                            $23,207     $25,056
                                                      =======     =======

     The analysis of realized gains (losses) and the change in unrealized gains (losses) on investments is as follows:

                                                          Years ended
                                                          December 31,
                                                      -------------------
                                                       1997        1996
                                                      -------------------
     Gross realized gains                             $ 1,266     $   988
     Gross realized losses                             (1,508)       (831)
                                                      -------     -------
     Net realized (losses) gains on sale of
       investments                                       (242)        157
     Unrealized gains (losses)                         19,743      (2,444)
                                                      -------     -------
     Total realized and unrealized gains (losses)
       on investments                                 $19,501     $(2,287)
                                                      =======     =======

     The carrying values of other financial instruments approximate their fair value due to the short term nature of the balances.

                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
      (amounts in tables expressed in thousands of United States dollars except share and per share amounts)

3.   Investments available for sale, cont'd.

     During the year, the Company entered into one interest rate swap with a maturity date of April 25, 2007. The agreement entitles the Company to receive from the counterparty on a quarterly basis 3 month LIBOR and pay a fixed rate of 7.253% on a semi-annual basis. The notional amount of the swap is $10,000,000. This notional amount does not represent an amount exchanged by the parties and is not a measure of the Company's exposure through the use of derivatives. The Company is exposed to credit related losses in the event of non-performance by the counterparty to the swap agreement, however, the Company does not expect the counterparty to fail.

     At December 31, 1997, the swap had a fair market value of $(699,000) and this was recorded with unrealized gains on investments as a separate component of shareholder's equity. The Company had a net interest expense of $92,000 on this swap for the year.

4.   Losses, loss expenses and experience refunds

     The activity in the reserve for losses, loss expenses and experience refunds is summarized below.

                                                        1997       1996
                                                      --------    -------
     Balance, beginning of year                       $ 42,121    $33,631
     Adjust for experience refunds                     (16,432)    (8,281)
                                                      --------    -------
     Loss reserve balance, beginning of year            25,689     25,350
                                                      --------    -------
     Losses incurred related to:
       Current year                                     22,541     44,079
       Prior years                                      (4,526)     3,921
                                                      --------    -------
     Total losses incurred                              18,015     48,000
                                                      --------    -------

     Losses paid related to
       Current year                                      6,089     25,179
       Prior years                                      15,334     22,482
                                                      --------    -------
     Total losses paid                                  21,423     47,661
                                                      --------    -------

     Loss reserve balance, end of year                  22,281     25,689

     Adjust for experience refunds                      14,581     16,432
                                                      --------    -------

     Balance, end of year                             $ 36,862    $42,121
                                                      ========    =======


                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)



4.   Losses, loss expenses and experience refunds, cont'd.

     Losses incurred in 1996 relating to prior years are due primarily to the January 17, 1994 Northridge, California earthquake and floods in Europe. The reduction of losses in respect or prior years, in the year ended December 31, 1997, reflects favourable development of certain events causing ultimate losses to fall below the cedants' retentions. Corresponding reinstatement premiums receivable have been accrued for the effect of prior year losses.

     The Company has exposure to loss from ice storms in Canada which occurred subsequent to year end. The current estimate of the gross loss before retrocessional recoveries or reinstatement premium is approximately $12,000,000. The current range of estimated loss does not impact the Company's financial position significantly.

5.   Ceded reinsurance

     During 1997, the Company utilized reinsurance to reduce its exposure to large losses. The Company currently has in place contracts that provide for recovery of certain claims and claims expenses from reinsurers in excess of various retentions. If reinsurers are unable to meet their obligations under the agreements, the Company would remain liable to the extent that any reinsurance company fails to meet its obligations. To date, there have been no losses reported to indicate that the Company's reinsurance coverage will be reached, and there are no amounts recoverable for claims and claim expenses from reinsurers.

6.   Transactions with affiliated parties

     The Company reinsures several companies whose ultimate parents, the Zurich Insurance Group ("Zurich") and the Chubb Insurance Group, are also the ultimate parents of two of the Company's shareholders. In 1997 and 1996 written premiums from this business totaled $5,321,709 and $9,119,000 respectively.

     Prior to the Company obtaining a rating from A.M. Best and where a rating was instrumental to the transaction, the Company assumed business as a retrocession of a rated reinsurer, Centre Solutions (Bermuda) Limited ("Centre Solutions"), (formerly Centre Reinsurance Limited), whose ultimate parent is Zurich. In 1997 and 1996, transactions of this nature took place involving ceding commissions to Centre Solutions of $1,055,000 and $1,270,000 respectively.

     In 1995, the Company gave a guarantee to Centre Solutions for part of their direct investment in CHA Insurance Company Limited ("CHA"). An amount of $750,000 is included in accrued expenses as due to Centre Solutions representing the amount of loss the Company expects to incur under the guarantee.

     In 1995, the Company agreed to repurchase 234,954 Common Shares from Centre Solutions for $135.64 per share. This agreement with Centre Solutions was approved by the Board of Directors at a meeting on December 5, 1995 and the settlement occurred in January 1996. As a result of the repurchase the Company ceased to be controlled by Centre Solutions.

                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)



7.   Acquisition of Enterprise

     On January 17, 1997 the Company made a $60,000,000 investment in Enterprise Reinsurance Holdings Corporation ("Enterprise"), which is owned by the Company, its shareholders and other third parties. The Company is obligated to guarantee 50% of certain indebtedness of Enterprise (the "Enterprise Guarantee"), such indebtedness being limited to an aggregate principal amount of $100,000,000 for period of not more than five years. Currently there is no such indebtedness outstanding. The Company may unilaterally terminate the guarantee upon the occurrence of certain corporate events, including an initial public offering of its Common Shares, and has notified Enterprise that the Enterprise Guarantee will terminate upon consummation of the Offering. Immediately following this investment, the Company dividend to its stockholders $1,904,000 of its holdings of Enterprise's stock and issued a dividend to its shareholders consisting of options (the "Call Options") to purchase most of the remaining stock of Enterprise held by the Company.

     The value of the Call Options of $6,173,000 was estimated using a binomial option pricing model.

     Included in other assets at December 31, 1996 is $2,080,000 of promissory notes, payable on demand, and with interest accruing at 6% to 8%, which had been advanced for the startup costs of Enterprise. In addition, the Company guaranteed Enterprise's lease agreement for office space. In January 1997, the promissory notes were repaid in full and the lease guarantee was released.

8.   Commitments and contingencies

     On October 13, 1993, the Company entered into a services agreement ("Services Agreement") with Hamilton Services Limited ("Hamilton"), whereby the Company is required to pay a regular monthly fee to Hamilton for licensed software products and related service and support functions. Such monthly fee equaled $345,000. In addition, under the Services Agreement, the Company is obligated to pay an additional monthly expansion fee based on budgeted operational costs of Hamilton in proportion to the business related to or arising out of services provided pursuant to the Services Agreement, as determined each fiscal quarter. The aggregate amount of such fee payable in any 12-month period may not exceed $7,000,000. For the years ended December 31, 1997 and 1996, the total fees paid to Hamilton were $5,340,000 and $4,140,000.

                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)



8.   Commitments and contingencies, cont'd.

     The Services Agreement also requires the Company to pay Hamilton contingent fees to reimburse Hamilton for certain amounts represented by equity award units under an equity award plan adopted in 1993 payable by Hamilton to its employees, which amounts are dependent, typically, upon the adjusted book value of the Company's Common Shares. The contingent amounts are payable to Hamilton upon the occurrence of, among other things, an initial public offering of Company's Common Shares and subject to the continued employment of the employees with Hamilton. The Company is obligated to reimburse Hamilton in cash, or in certain instances, for specified units, in Common Shares. The reimbursement amount is determined by reference to the excess of the adjusted net book value of the Company's Common Shares on the date of the specified event over a base price ($200.57 for 3,281 units, $157 for 11,159 units, $126.40 for 137,246 units, $102.52 for 9,560 units $99.02 for
     2,104 units and $100.00 for 141,853 units). No amounts have been recorded by the Company, as of December 31, 1997, except for the cash paid to purchase 12,223 units, because a combination of conditions were required to be met, but were not considered probable as at that date. As of December 31, 1997 and 1996 respectively, and have a term of one year.

     To secure certain reinsurance contracts, irrevocable letters of credit of $6,319,900 and $9,820,000 were outstanding at December 31, 1997 and 1996 respectively. These letters of credit were secured by treasury notes with a market value of $6,513,500 and $12,283,000 at December 31, 1997 and 1996
     respectively, and have a term of one year.

     On February 20, 1997 the Company closed on a new five year, unsecured $100,000,000 revolving credit facility. The transaction canceled the previous $50,000,000 secured credit facility which was replaced by a $30,000,000 letter of credit agreement, transferring the same collateral to the new facility, as described above.

9.   Stock options and equity award agreements

     (a)  Stock Options

          Option agreements with a current director and a shareholder who had been a director vest in accordance with the dates in the following table, or at an earlier date upon the occurrence of certain corporate and other events.

                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)



9.   Stock options and equity award agreements, cont'd.


          Exercise            Number of Shares            Exercise
            Date                Under Option                Price
          --------            ----------------            --------
        October 13, 1994           4,239                   $100.00
        October 13, 1995           4,239                    100.00
        October 13, 1996           4,239                    100.00
        October 13, 1997           4,239                    100.00
        January 1, 1998            2,000                    157.00
        October 13, 1998           4,239                    157.00
        October 13, 1999           4,239                    157.00
        October 13, 2000           4,239                    157.00
        October 13, 2001           4,239                    157.00
                                  ------

                                  35,912
                                  ======


          No options had been exercised as of December 31, 1997. During 1995, option agreements dated October 13, 1993 with shareholders relating to 254,348 shares were relinquished.

          The Company has adopted the disclosure-only alternative under FAS 123. The effects of applying the fair value accounting provisions of FAS 123 to the Company's stock options results in net income that is not materially different from the amount reported.

     (b)  Equity award agreements

          Under the Company's Equity Award Plan adopted in 1994, equity award units ("units") have been issued by the Company to certain employees. The total units granted as of December 31, 1997 amounted to 110,293.

          Generally, settlement of the units is contingent on employment with the Company at the time of the payment event. However, the award agreements currently provide for partial vesting in the event of certain types of termination of employment. The settlement price ("settlement price") is determined by reference to the excess of adjusted net book value of the Company's Common Shares on the specified date over a base price ($200.57 for 1,500 units, $157.00 for 12,320 units, $126.40 for 59,667 units and $100.00 for 36,806 units)
          or, in the case of certain specified corporate events, such as a change of control or liquidation of the Company, the excess of the price paid in such an event over the base price.

          Upon the occurrence of among other things, an initial public offering of Company Common Shares, provided that certain performance criteria shall have been met, 62,441 of these units become payable in cash or, at the option of the Compensation Committee, in Common Shares ("share units"), and 47,852 become payable in cash ("cash units").

                                  CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)


9.   Stock options and equity award agreements, cont'd.

          Other equity award units, which have been granted as bonus payments ("bonus units"), have been accrued based on the book value of the Company's Common Shares as at the fiscal year end in the year of service. The bonus units outstanding under the Company's Equity Award Plan amounted to 4,154 at December 31, 1997. these bonus units become payable in cash upon the occurrence of certain corporate events, including an initial public offering of Company Common Shares. Settlement price is determined based on the book value of the Company's Common Shares on the specified date, or in a corporate event, the price paid for each Common Share in such event.

          In addition, in 1997 and 1994, Equity Award Agreements were entered into with some directors and a service provider, respectively. These agreements have the same features as the bonus units. The cumulative unit entitlements under these agreements at December 31, 1997 and 1996 amounted to 8,367 and 8,091 respectively. Amounts of $863,000 and $813,000 had been accrued as of December 31, 1997 and 1996 respectively, representing the value of the services for which units were issued, and was derived from the book value of the Company's Common Shares at the time of service.

          The cash, share and bonus units have features that make both their ultimate value and realization uncertain and, since the specified events were not considered probable at December 31, 1997, no accrual has been made as of that date for the settlement price, except as described above. Similarly, the appreciation of the fair value accounting provisions of FAS 123 to the award units would not result in an accrual. Therefore, the calculation of a FAS 123 proforma net income effect is not applicable.

10.  Shareholders' equity

     Under provisions of the Bye-Laws of the Company, the voting rights of the Common Shares vary, depending on whether the shareholder is a United States Person, an Insurance Company Person or a Regulated Shareholder, as defined therein.

     During the year ended December 31, 1995, the Company changed its par value from $0.10 to $1.00 in order to comply with The Insurance Amendment Act of 1995.

11.  Income taxes

     Bermuda presently imposes no income, withholding, or capital gains taxes. In the event that any such taxes are enacted, the Company is exempt from the imposition of any Bermuda tax until March 2016.

                                 CAT LIMITED

                          DECEMBER 31, 1997 AND 1996
(amounts in tables expressed in thousands of United States dollars except share and per share amounts)

12.  Statutory information

     The Bermuda Insurance Act 1978 and Related Regulations ("The Act") requires the Company to meet a minimum solvency margin. The statutory accounting practices used in the preparation of the statutory financial statements do not differ materially from the accounting principles employed in the preparation of these accounts. Statutory capital and surplus as at December 31, 1997 and 1996 was $537,650,000 ad $420,186,000 respectively, and the amount required to be maintained by the Company was $100,000,000 for 1997 and 1996. In addition a minimum liquidity ratio must be maintained whereby relevant assets, as defined by The Act, must exceed 75% of relevant liabilities.

     Statutory restrictions on distributions exist to ensure that the above requirements are met. At December 31, 1997 and 1996, the amounts available for distribution were $437,650,000 and $320,186,000 respectively.

13.  Comparative figures

     Certain comparative figures have been reclassified to conform to the current period's presentation.